UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2004

FLIGHT SAFETY TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-33305 (Commission File Number)	95-4863690 (IRS Employer Identification No.)

        28 Cottrell Street, Mystic, Connecticut 06355
(Address of principal executive offices and Zip Code)

                              (860) 245-0191
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

Flight Safety Technologies, Inc. received notice on Friday, July 30, 2004 that a purported class action was filed on July 16, 2004 in the United States District Court, District of Connecticut, naming as defendants Flight Safety Technologies, Inc. and certain of its current officers. The Company has not been served with the lawsuit as of this date.

The suit asserts claims under Section 10b of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The plaintiff seeks unspecified damages on behalf of a purported class of purchasers of the Company's securities.

The Company firmly believes that the claims contained in the complaint are wholly without merit and intends to conduct a vigorous defense in this matter.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This report contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, whether the government will implement WVAS at all or with the inclusion of a SOCRATES wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIGHT SAFETY TECHNOLOGIES, INC. Date: August 2, 2004
Samuel A. Kovnat Chief Executive Officer